     As filed with the Securities and Exchange Commission on April 16, 1998

                                                     REGISTRATION  NOS. 33-3360
                                                                        33-29754
                                                                        33-41687
                                                                        33-68010
                                                                        33-85106
                                                                        33-99290
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            --------------------

                  POST-EFFECTIVE AMENDMENT NO. 1 AND NO. 3 TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                                   ITEQ, INC.
          (SUCCESSOR BY MERGER TO ASTROTECH INTERNATIONAL CORPORATION)
             (Exact name of registrant as specified in its charter)


              DELAWARE                                          41-1667001
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                       Identification Number)

                         2727 ALLEN PARKWAY, SUITE 760
                             HOUSTON, TEXAS  77019
                                 (713) 285-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal
                               executive offices)

           ASTROTECH INTERNATIONAL CORPORATION 1984 STOCK OPTION PLAN ASTROTECH INTERNATIONAL CORPORATION 1989 STOCK INCENTIVE PLAN
  ASTROTECH INTERNATIONAL CORPORATION 1994 STOCK OPTION PLAN FOR EMPLOYEES OF
                    BROWN-MINNEAPOLIS TANK & FABRICATING CO.
         ASTROTECH INTERNATIONAL CORPORATION 1995 NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN
                             (Full Title of Plans)

                               LAWRANCE W. MCAFEE
                                   ITEQ, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019
                                 (713) 285-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                               T. WILLIAM PORTER
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                             HOUSTON, TEXAS  77002
                                 (713) 226-0600

                            --------------------

================================================================================

DEREGISTRATION OF SHARES OF COMMON STOCK

         Pursuant to Registration Statements on Form S-8, being Nos. 33-3360, 33-29754, 33-41687, 33-68010, 33-85106 and 33-99290 (the "AIX Registration
Statements"), Astrotech International Corporation, a Delaware corporation ("AIX"), registered the issuance of 1,500,000; 189,190; 228,838; 100,123;
400,000; and 100,000 shares, respectively, of its common stock, par value $.01 per share (the "AIX Common Stock") under its 1984 Stock Option Plan (the "1984 Plan"), 1989 Stock Incentive Plan (the "1989 Plan"), 1989 Plan, 1989 Plan, 1994 Stock Option Plan for Employees of Brown-Minneapolis Tank & Fabricating Co., and 1995 Nonemployee Directors Stock Option Plan (said plans collectively, the "Plans"), respectively. On October 28, 1997, AIX merged (the "Merger") with and into ITEQ, Inc., a Delaware corporation (the "Company"), with the Company being the surviving corporation, and all outstanding shares of AIX common stock were converted into the right to receive shares of the Company's common stock. Pursuant to the Merger, the Company amended the Plans to provide for the issuance of shares of common stock of the Company upon exercise of options outstanding under the Plans. By registration statement on Form S-8, filed April 15, 1998, the Company registered the issuance of shares of its common stock upon exercise of options outstanding under the Plans.

         Registration Statement No. 33-3360 relating to the 1984 Plan was amended by Post-Effective Amendment No. 1, filed March 5, 1986, and Post-Effective Amendment No. 2, filed August 22, 1988. The other Registration Statements have not been previously amended. This document constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 33-29754, 33-41687, 33-68010, 33-85106 and 33-290 and Post-Effective Amendment No. 3 to
Registration Statement No. 33-3360.

         The Company hereby deregisters all unsold shares of AIX Common Stock registered by the AIX Registration Statements.





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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 16, 1998.

                                       ITEQ, INC.

                                       By:   /s/ Mark E. Johnson
                                          -----------------------------------
                                                 Mark E. Johnson
                                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 1998.


       SIGNATURE                                             TITLE
       ---------                                             -----
         /s/ Mark E. Johnson                   Director, Chairman of the Board,
----------------------------------                and Chief Executive Officer
          Mark E. Johnson                         (Principal Executive Officer)


     /s/ Lawrance W. McAfee              Director, Executive Vice President, Secretary
----------------------------------                and Chief Financial Officer
         Lawrance W. McAfee              (Principal Financial and Accounting Officer)


      /s/ Thomas N. Amonett                                Director
----------------------------------
         Thomas N. Amonett


                                                           Director
----------------------------------
          Nathan M. Avery


         /s/ Pierre S. Melcher                             Director
----------------------------------
         Pierre S. Melcher


        /s/ T. William Porter                              Director
----------------------------------
         T. William Porter


                                                           Director
----------------------------------
        James L. Rainey, Jr.

                                                           Director

----------------------------------
           James A. Read




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